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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84754, 33-84756, 333-16765) of MK Gold Company of our report dated February 4, 2002 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Salt Lake City, Utah
March 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS